Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
Niv Zecler
Ofer Argov
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil
Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Micha Tollman
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman
Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Michal Sagmon
Hila Rot
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Rachel Cohen
Alona Toledano
Elad Offek
Yuval Shamir
Liat Pillersdorf
Evan Schendler
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider
Shiran Sofer
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Guy Kortany
Ofir Paz
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne
Ortal Zanzuri
Roey Sasson
Shir Eshkol
Moshe Medved
Lior Sofer
Nir Rodnizky
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Ira Evental
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Eti Elbaz
Igor Baraz
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana
Tali Har-Oz
Niv Blacher
Tal Alon
Ohad Sarusi
Mor Ido
Nechemia Englman
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Shine Shaham
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Omer Razin
Elan Loshinsky
Ariel Even
Noah Zivan
Josh Hauser
Ron Jacoby
Eitan Cohen
Itai Guttel
Dor Brown
Dror Kanarik Sarig
Artium Gorelik
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gilad Lindenfeld
Gabi Priel
Regina Pevzner
Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef
Tal Slabbaert
David Chesterman
Noam Kolt
Stav Ben Hamo
Ido Zahavi
Guy Yarom
Ben Nachshon
Danielle Berkowicz
Inbar Rosenthal
Dan Shimon

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel

Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | October 22, 2020

Enlivex Therapeutics Ltd.

14 Einstein Street

Nes Ziona

Israel 7403618

Dear Sir and Madam:

We have acted as Israeli counsel to Enlivex Therapeutics Ltd., (the “Company”) in connection with the At-The-Market Offering Agreement, dated as of October 22, 2020 (the “Sales Agreement”), entered into by and between the Company and H.C. Wainwright & Co., LLC (“HCW”), pursuant to which the Company may, from time to time, issue and sell through HCW, acting as agent or principal, the Company’s ordinary shares, par value NIS 0.40 per share (the “Ordinary Shares” and, such number of Ordinary Shares issued and sold pursuant to the Sales Agreement, the “Offering Shares”), in an offering having a maximum aggregate offering price of up to $25,000,000. The Sale Shares will be issued pursuant to a registration statement on Form F-3 (Registration Statement No. 333-232009) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus supplement dated October 22, 2020, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Securities Act.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724

31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233

www.arnon.co.il | info@arnon.co.il

As counsel to the Company in Israel, we have examined copies of the Articles of Association of the Company currently in effect, and such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

Based on the foregoing, we advise you that in our opinion, (i), all action on the part of the Company, its directors and its shareholders necessary for the due authorization, and when paid for in accordance with the Sales Agreement, valid issuance, sale and delivery of the Offering Shares has been duly taken, and (ii) the Offering Shares are duly authorized, and when paid for in accordance with the Sales Agreement shall be legally issued, fully-paid and non-assessable.

We are members of the Israeli bar, and the opinions expressed herein are limited to questions arising under the laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 6-K to be filed with the Commission on October 22, 2020, which will be incorporated by reference in the Registration Statement, and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Sincerely, /s/Yigal Arnon & Co. Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724

31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233

www.arnon.co.il | info@arnon.co.il